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                                                                    EXHIBIT 99.1

REVOCABLE PROXY

                         CRESCENT FINANCIAL CORPORATION
                              1005 High House Road
                           Cary, North Carolina 27513

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Bruce W. Elder and Thomas E. Holder, Jr. (the "Proxies") or either of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Crescent Financial Corporation ("Crescent") held of record by the undersigned on ________, 2003, at the Annual Meeting of Shareholders of Crescent to be held at __________, Cary, North Carolina, at ___ _.m. on ____, 2003, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Reorganization and Merger, dated March 12, 2003, between Crescent, Crescent State Bank and Centennial Bank.

        [ ]   FOR       [ ]   AGAINST     [ ]   ABSTAIN

2. ELECTION OF DIRECTORS: Proposal to elect two directors of Crescent for three-year terms.

        [ ]   FOR all nominees listed below     [ ]   WITHHOLD AUTHORITY to vote
              (except as indicated otherwise          for all nominees listed
              below)                                  below

NOMINEES:
                  Joseph S. Colson, Jr.
                    Kenneth A. Lucas

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.

_______________________________________________________________________________

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as Crescent's independent accountants for 2003.

        [ ]   FOR       [ ]   AGAINST     [ ]   ABSTAIN

4. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

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        AUTHORITY TO VOTE ON ADJOURNMENT OF ANNUAL MEETING: In the event there are insufficient votes present at the Annual Meeting, in person or by proxy, to approve the Agreement and Plan of Reorganization and Merger, the Board of Directors may propose one or more adjournments of the Annual Meeting to allow time for further solicitation of proxies. The undersigned hereby:

   [ ] GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

   [ ] WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

          PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY AND RETURN TO:
                         CRESCENT FINANCIAL CORPORATION
                              1005 High House Road
                           Cary, North Carolina 27513

        THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER AND FOR EACH OF THE PROPOSALS LISTED ABOVE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF CRESCENT FINANCIAL CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                Dated: ________________________________, 2003


                                ---------------------------------------------
                                Signature

                                ---------------------------------------------
                                Signature if held jointly

                                Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.